Exhibit 3.20

LIMITED LIABILITY COMPANY AGREEMENT

OF

CATALENT CTS INTERMEDIATE HOLDINGS, LLC

This Limited Liability Company Agreement (this “Agreement”) of Catalent CTS Intermediate Holdings, LLC, a Delaware limited liability company, is entered into as of December 19, 2012 by the members listed on Schedule A hereto (each a “Member” and collectively, the “Members”).

The Members hereby form a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del.C. §18-101, et seq.), as amended from time to time (the “Act”), and hereby agree as follows:

1. Name. The name of the limited liability company formed hereby is Catalent CTS Intermediate Holdings, LLC (the “Company”). The Certificate of Formation of the Company has been executed, delivered and filed with the office of the Secretary of State of the State of Delaware by an “authorized person” of the Company within the meaning of the Act.

2. Purpose. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing.

3. Registered Office. The address of the registered office of the Company in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, State of Delaware.

4. Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, State of Delaware.

5. Member. The names and the addresses of the Members are set forth on Schedule A, as may be amended. Each of the undersigned is hereby admitted as a member of the Company upon its execution of a counterpart signature page to this Agreement.

6. Powers. The business and affairs of the Company shall be managed by the Members. The Members shall have the power to do any and all acts necessary or convenient to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by members under the laws of the State of Delaware. Scott Houlton, as an “authorized person” within the meaning of the Act, has executed, delivered and filed the Certificate of Formation of the Company with the Secretary of State of the State of Delaware. Upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware, his/her powers as an “authorized person” ceased, and the Member and each officer of the Company with a title of Chief Financial Officer, President, Vice President, Secretary, Treasurer, or Assistant Treasurer (each a “Designated Officer”) thereupon became the designated “authorized person” and hereby continues as the designated “authorized person” within the meaning of the Act. Any Member or any Designated Officer, as an authorized person, within the meaning of the Act, shall execute, deliver and file, or cause the execution, delivery and filing of, all certificates (and any amendments and/or restatements thereof) required or permitted by the Act to be filed with the Secretary of State of the State of Delaware. Any Member or any Designated Officer shall execute, deliver and file, or cause the execution, delivery and filing of any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any jurisdiction in which the Company may wish to conduct business.

7. Officers. The Company may employ and retain persons as may be necessary or appropriate for the conduct of the Company’s business, including employees and agents who may be designated as officers with titles, including, but not limited to, “chief financial officer”, “president”, “vice president”, “treasurer”, “secretary”, and “assistant treasurer”, as and to the extent authorized by the Members and with such powers as authorized by the Members. The initial Officers of the Company designated by the Member are listed on Schedule B hereto.

8. Dissolution. (a) The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following: (i) the written consent of the Members, (ii) the time at which there are no Members; provided that the Company shall not be dissolved and shall not be required to be wound up if the Company is continued in accordance with the Act, or (iii) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

9. Liquidation. Upon dissolution pursuant to Section 8, the Company’s business and assets shall be liquidated in an orderly manner. The Members or their designee shall be the liquidators to wind up the affairs of the Company. In performing their duties, the liquidators are authorized to sell, distribute, exchange or otherwise dispose of Company assets in accordance with the Act in any manner that the liquidators shall determine.

10. Capital Contributions; Percentage Interest. The Members shall not make an initial capital contribution to the Company. No Member shall be required or permitted to make any additional contributions without the consent of all of the Members. The percentage interest of each Member in the Company shall be as set forth in the books and records of the Company, as amended from time to time.

11. Allocation of Profits and Losses. All items of income, gain, loss, deductions and credit for tax purposes shall be allocated to each Member pro rata in accordance with such Member’s percentage interest in the Company as set forth in the books and records of the Company, as amended from time to time.

12. Distributions. Distributions shall be made to the Members at the times and in the aggregate amounts determined by the Members.

13. Assignments. A Member may sell, assign, encumber or otherwise transfer in whole or in part its limited liability company interest at any time to any person or entity without the consent of any other person or entity. If a Member transfers its limited liability company interest in the Company, the transferee shall be admitted to the Company as a member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, as this Agreement may be amended or restated, which instrument may be a counterpart signature page to this Agreement or a restatement thereof. If a Member transfers all of its limited liability company interest in the Company, such admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferor Member shall cease to be a member of the Company. Notwithstanding anything in this Agreement to the contrary, any successor to a Member by merger or consolidation shall, without further act, be a Member hereunder without any action by any person or entity, and such merger or consolidation shall not constitute an assignment for purposes of this Agreement and the Company shall continue without dissolution.

14. Resignation. A Member may resign from the Company without obtaining the prior consent of the other Members.

15. Admission of Additional Members. One or more additional members of the Company may be admitted to the Company with the consent of the Members.

16. Liability of Member. The Members shall not have any liability for the obligations or liabilities of the Company except to the extent provided in the Act.

17. Indemnification. The Company (the “Indemnitor”) shall indemnify and hold harmless the Members, their affiliates and subsidiaries, and all officers, directors, partners, employees, and agents of any of the foregoing (each, an “Indemnitee”) to the full extent permitted by law from and against any and all losses, claims, demands, costs, damages, liabilities, joint and several, expenses of any nature (including attorneys’ fees and disbursements), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Indemnitee may be involved, or threatened to be involved as a party or otherwise, arising from, or in connection with, the performance of any action by such Indemnitee for, on behalf of, or otherwise in connection with, the Company.

18. Amendments. This Agreement may be amended only by written instrument executed by all of the Members.

19. Benefits of Agreement. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of any Member.

20. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws.

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Limited Liability Company Agreement as of the date first above written.

MEMBER:

CATALENT CTS HOLDINGS, LLC

By:	/s/ Scott Houlton
Name:	Scott Houlton
Title:	President

Schedule A

Members

Name	Address

Catalent CTS Holdings, LLC	14 Schoolhouse Road Somerset, NJ 08873

Schedule B

Officers

Name	Office

Scott Houlton	President
Ricky Hopson	Vice President & Assistant Treasurer
Matthew Walsh	Chief Financial Officer
Samrat S. Khichi	Secretary
Tejal Karia	Treasurer